SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	October 7, 2005

INTERPOOL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

211 College Road East, Princeton, New Jersey	08540

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

          On October 14, 2005, Interpool, Inc. (the "Company") issued a press release announcing that the Company will amend its Annual Report on Form 10-K for the year ended December 31, 2004 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 to file corrected consolidated financial statements, as more fully described below in Item 4.02. The Company’s October 14, 2005 press release included summary corrected balance sheet and income statement information for the years ended December 31, 2003 and 2004. A copy of this press release is included as Exhibit 99.1 hereto.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

           (a) On October 7, 2005, the Audit Committee of the Company's Board of Directors concluded, in consultation with senior management, that the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and its quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2005, should be changed to correct an error relating to the Company's accounting for the modification in October 2003 of a stock option grant held by a former executive officer of the Company. The error resulted from the Company's failure to record the full amount of compensation expense required by U.S. generally accepted accounting principles ("GAAP") relating to a separation agreement with Mr. Raoul Witteveen, the Company's former President, which was entered into in connection with Mr. Witteveen's resignation in October 2003. When originally preparing its consolidated financial statements for the year ended December 31, 2003, the Company recorded compensation expense related to the cash separation payments the Company agreed to make to Mr. Witteveen. However, the separation agreement also contained a provision under which Mr. Witteveen's vested stock options, which had a five-year remaining term at the time of his resignation, would instead expire two years after his resignation and therefore would not be subject to a provision of the Company's 1993 Stock Option Plan under which vested options terminate if not exercised within ten business days after resignation. In its 2003 audited consolidated financial statements, the Company should have re-measured the intrinsic value of the options (the difference between the market value of the underlying common stock and the exercise price of the options) at the date of the modification and recorded the intrinsic value of the options as of the modification date as additional compensation expense (non-cash) in the fourth quarter of 2003.

          As a result of the correction, the Company will record additional compensation expense and additional paid-in capital of $7.1 million for the year ended December 31, 2003 resulting from the option modification. In addition, the Company will record a deferred tax asset of $2.8 million for the tax benefit to be derived in the future related to the additional compensation expense. These changes will have the effect of increasing stockholders’ equity by $2.8 million. The adjustments will reduce net income for the year ended December 31, 2003 by approximately $4.3 million, or 10 percent. The adjustments relating to compensation expense do not affect cash flows for any period or results of operations for any period subsequent to December 31, 2003.

          Because the Company has concluded that its previously filed consolidated financial statements should be revised to correct the accounting error relating to Mr. Witteveen’ stock options, investors should no longer rely upon the Company’s consolidated financial statements for the years ended December 31, 2003 and 2004, the quarterly periods ended March 31, June 30 and September 30, 2004, and the quarterly periods ended March 31 and June 30, 2005.

          In connection with its decision to correct its financial statements for the option modification discussed above, the Company will also be correcting its 2003 and 2004 consolidated financial statements for an accounting error previously disclosed in the Company’s 2004 Form 10-K relating to hedge accounting that affected the Company's 2003 financial results. Because the hedge accounting error had not been considered sufficiently material to require a modification of the 2003 consolidated financial statements, the Company recorded a non-cash adjustment to correct this error during the fourth quarter of 2004. This non-cash adjustment increased net income for 2004 by $0.6 million. In light of the decision to correct its 2003 consolidated financial statements for the option modification, the Company will also be adjusting its 2003 and 2004 consolidated financial statements to reflect the correction for the hedge accounting error.

          The Company will prepare and file with the Securities and Exchange Commission (the “SEC”) an amendment no. 2 to its Annual Report on Form 10-K for the year ended December 31, 2004 to correct its 2003 and 2004 consolidated financial statements. In addition, the Company will prepare and file amendments to its quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 to correct its consolidated balance sheets as of March 31, 2005 and June 30, 2005 and its statements of changes in stockholders’ equity for the periods ended March 31, 2005 and June 30, 2005. The Company will complete and file these amendments as expeditiously as possible.

          The Company’s senior management and Audit Committee have discussed the matters in this filing under Item 4.02(a) with KPMG LLP, the Company’s independent registered public accounting firm.

          A copy of the Company’s October 14, 2005 press release regarding this accounting correction is included as Exhibit 99.1 hereto.

Item 8.01 Other Events

          On October 14, 2005, the Company announced that it will pay a special cash dividend of $1.00 per share. The special dividend will be payable on November 10, 2005 to shareholders of record on October 27, 2005. The aggregate amount of the dividend is expected to be approximately $28.5 million and will not affect the Company’s normal quarterly dividend.

          The Company also reported that it has received cash proceeds of approximately $15 million from the sale of a non-related, non-transportation company in which Interpool had held a minority equity position since 1997. The Company expects to report an after-tax gain from this transaction of approximately $11.4 million during the third quarter of 2005. In addition, the Company’s former President, Raoul Witteveen, exercised his remaining stock options and received a total of 1,140,000 shares of Interpool’s common stock during September and October 2005. Payment received from Mr. Witteveen for the exercise price of the options consisted of $6.6 million in cash and 284,880 shares of the Company’s common stock.

          A copy of the Company’s press release relating to the special dividend and the receipt of proceeds from these transactions is included as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits

           1. Financial Statements of Business Acquired: Not applicable

           2. Pro Forma Financial Information: Not applicable

           3. Exhibits:

99.1 99.2	Press Release dated October 14, 2005 (relating to accounting correction). Press Release dated October 14, 2005 (relating to special dividend).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By:/s/ James F. Walsh Name: James F. Walsh Title: Executive Vice President and Chief Financial Officer

Dated: October 14, 2005

INDEX TO EXHIBITS

Current Report on Form 8-K
dated October 7, 2005

Interpool, Inc.

           99.1      Press Release dated October 14, 2005 (relating to accounting correction).

           99.2      Press Release dated October 14, 2005 (relating to special dividend).